Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 29, 2026, with respect to the consolidated financial statements of Coincheck Group N.V., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG AZSA LLC

Tokyo, Japan

July 31, 2026